Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post–Effective Amendment No. 183 to the Registration Statement on Form N–1A of Fidelity Summer Street Trust: Fidelity Capital & Income Fund, Fidelity High Income Fund, and Fidelity Focused High Income Fund of our reports dated June 10, 2020; Fidelity U.S. Low Volatility Equity Fund of our report dated June 15, 2020; Fidelity Global High Income Fund of our report dated June 16, 2020,  relating to the financial statements and financial highlights included in the April 30, 2020 Annual Reports to Shareholders of the above referenced funds, which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
June 19, 2020